UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 Current Report

                      PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934.

            Date of Report (Date of Earliest event reported):
                                 July 20, 2009

                                Safer Shot, Inc.
           (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                  (State or other jurisdiction of incorporation)

                                   000-28769
                             (Commission File Number)

                                  20-2393338
                       (IRS Employer Identification No.)

                           5505 Creekstone Drive # 1
                           Missoula, Montana  59808
     (Address of principal United States executive offices and Zip Code)

                                 (406)531-9335
              (Registrant's telephone number, including area code)

                           110 E. 59th St  25th Floor
                            New York, New York 10022
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 / / Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
 / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
 / / Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
 / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                   SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

     On November 5, 2008 Mr. Malcom Taub informed the Company of his resignation from the Company's Board of Directors, effective immediately.

     On March 6, 2009 Mr. Edwards Agabs informed the Company of his resignation from the Company's Board of Directors, effective immediately.

     On September 15, 2008, the Board of Directors of Safer Shot, Inc.
(the "Company") appointed John Lund as our Chief Executive Officer. There are no understandings or arrangements between Mr. Lund and any other person pursuant to which Mr. Lund was selected as an officer of the Company.
Mr. Lund does not have any family relationship with any director, executive officer or person nominated or chosen by us to become an executive officer.

John Lund

Since 2003, Mr. Lund has served as the Chief of Staff of Invizeon Corporation. At Invizeon Mr. Lund advised the CEO and senior executives on various matters including strategic planning, operations, restructuring and effective leadership. Additionally, Mr. Lund negotiated various vender contracts and established alliances and partnership agreements as well as raising financing for operating costs. Mr. Lund also represented the company at national and regional meetings, conventions and trade shows. Prior to working at Invizeon, Mr. Lund was the President and Owner of A.C.T., Inc., a management consulting firm.

     Effective July 16th 2009, Kevin H. Kading was appointed as a director of the Company to fill vacancies on the Board of Directors. There was no arrangement or understanding between Messrs. Kading and any other person pursuant to which he was selected as a director. Mr. Kading has not been named to a committee of the Board of Directors and the Company at this time has not determined which, if any, committee of the Board of Directors
Mr. Kading will be named.

Kevin Kading

     Kevin Kading, age 51, currently serves as the Chairman of the Board and CEO for Kading Companies, SA a holding company with interests in a medical device company; reconnaissance & surveillance company and automotive parts company. Prior to founding Kading Companies, from the late 1970's through 1995 Mr. Kading was in the investment banking industry with positions ranging from retail stock broker to institutional sales and owning 100% of an investment banking firm.

     Except as described above there has been no other transaction during the last two years, or any proposed transaction, to which the Company was or is to be a party, and in which Messrs. Kading had or is to have a direct or indirect material interest.

Date: July 20, 2009

                SAFER SHOT, INC.

                     John Lund
         By /s/----------------------
                     John Lund
              Chief Executive Officer